UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ATLANTIC UNION BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Step 1: Go to www.envisionreports.com/AUB. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. www.envisionreports.com/AUB Shareholder Meeting Notice 03YMCC + + Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation to be held on May 7, 2024 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation (the “Annual Meeting”) are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail and is not a form for voting. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2024 Proxy Statement, 2023 Annual Report to Shareholders and Proxy Card are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. Otherwise, you will not receive a paper or email copy. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 27, 2024 to facilitate timely delivery. 2NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. Online Before the Meeting - Go to www.envisionreports.com/AUB or scan the QR code — login details are located in the shaded bar below. During the Meeting - Go to www.meetnow.global/MVM7SX6 You may attend the meeting via the Internet and vote during the meeting. Have the information located in the shaded bar below available and follow the instructions. Votes submitted online by ESOP participants must be received by 3:00 p.m., Eastern Time, on May 3, 2024. Your vote matters – here’s how to vote! Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada By Mail You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/AUB. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Atlantic Union Bankshares Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper or email copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 27, 2024 The 2024 Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation (the “Company”) will be held on Tuesday, May 7, 2024, at 10:00 a.m. Eastern Time, virtually via the Internet at www.meetnow.global/MVM7SX6. Common shareholders of record at the close of business on March 13, 2024 are entitled to vote at the Annual Meeting. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. The proposals are as follows: 1. To elect directors to serve until the 2025 annual meeting of shareholders: 01 - Nancy Howell Agee 02 - John C. Asbury 03 - Patrick E. Corbin 04 - Rilla S. Delorier 05 - Frank Russell Ellett 06 - Paul Engola 07 - Donald R. Kimble 08 - Patrick J. McCann 09 - Michelle A. O’Hara 10 – Linda V. Schreiner 11 – Joel R. Shepherd 12 – Ronald L. Tillett 13 - Keith L. Wampler 14 - F. Blair Wimbush 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024; and 3. To approve the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution). To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Notice to Atlantic Union Bankshares Corporation ESOP Participants. The shares represented by this notice include any shares allocated to your account in the Atlantic Union Bankshares Corporation 401(k) Profit Sharing Plan, which includes the employee stock ownership plan (“ESOP”). By following the instructions for online voting on the reverse side, you will also be voting all the shares of Atlantic Union Bankshares Corporation allocated to your ESOP account. If you do not vote the shares represented by this notice, the trustee will vote the shares allocated to your ESOP account in the same proportion as it votes the shares of ESOP participants who have voted, subject to the trustee’s fiduciary duties. You cannot vote your ESOP shares in person at the meeting. Your voting instructions to the ESOP trustee will be held in strict confidence and will not be revealed to any employee or director of the Company. Shareholder Meeting Notice